Exhibit 21
Invacare Corporation Subsidiaries

1	Adaptive Switch Laboratories, Inc., a Texas corporation.
2	Alber GmbH, a German limited liability company.
3	Alber USA, LLC, an Ohio limited liability company.
4	Aquatec Operations GmbH, a German limited liability company.
5	Carroll Healthcare General Partner Inc., an Ontario corporation.
6	Carroll Healthcare Inc., an Ontario corporation.
7	Dynamic Connect (Suzhou) Hi-Tech Electronics Co., Ltd., a Chinese company.
8	Dynamic Controls, a New Zealand company.
9	Dynamic Europe Ltd., a UK company.
10	Dynamic Suzhou Holdings New Zealand, a New Zealand company.
11	Freedom Designs, Inc., a California corporation.
12	Invacare AB, a Swedish company.
13	Invacare AG, a Swiss company.
14	Invacare A/S, a Danish company.
15	Invacare AS, a Norwegian company.
16	Invacare Asia Ltd., a Hong Kong company.
17	Invacare Australia Pty Limited, an Australian company.
18	Invacare Austria GmbH, an Austrian company.
19	Invacare B.V., a Netherlands company.
20	Invacare Canada General Partner Inc., a Canadian federal corporation.
21	Invacare Canada L.P., an Ontario limited partnership.
22	Invacare Canadian Holdings, Inc., a Delaware corporation.
23	Invacare Canadian Holdings, LLC, a Delaware limited liability company.
24	Invacare Continuing Care, Inc., a Missouri corporation.
25	Invacare Credit Corporation, an Ohio corporation.
26	Invacare Dolomite AB, a Swedish company.
27	Invacare (Deutschland) GmbH, a German company.
28	Invacare Florida Corporation, a Delaware corporation.
29	Invacare Florida Holdings, LLC, a Delaware limited liability company.
30	Invacare France Operations SAS, a French company.
31	Invacare Germany Holding GmbH, a German company.
32	Invacare GmbH, a German company.
33	Invacare Holding AS, a Norwegian company.
34	Invacare Holdings C.V., a Netherlands partnership.
35	Invacare Holdings, LLC, an Ohio limited liability company.
36	Invacare Holdings New Zealand, a New Zealand company.
37	Invacare Holdings SARL, a Luxembourg company.
38	Invacare Holding Two AB, a Swedish company.
39	Invacare Holdings Two B.V., a Netherlands companyn.
40	Invacare Holdings Two SARL, a Luxembourg company.
41	Invacare Ireland Ltd., an Ireland company.
42	Invacare International Corporation, an Ohio corporation.
43	Invacare International GmbH, a Swiss company.
44	Invacare Limited, a UK company.
45	Invacare Mauritius Holdings, a Republic of Mauritius company.

46	Invacare MeccSan Srl, an Italian company.
47	Invacare New Zealand, a New Zealand company.
48	Invacare NV, a Belgium company.
49	Invacare Poirier SAS, a French company.
50	Invacare (Portugal)—Sociedade Industrial e Comercial de Ortopedia, Lda., a Portuguese company.
51	Invacare (Portugal) II—Material Ortopedico, Lda., a Portuguese company.
52	Invacare Rea AB, a Swedish company.
53	Invacare S.A., a Spanish company.
54	Invacare Thailand Ltd., a Thailand limited liability company
55	Invacare UK Operations Ltd., a UK company.
56	Invacare Verwaltungs GmbH, A German limited liability company.
57	Invamex Holdings LLC, a Delaware limited liability company.
58	Invamex S.A. de R.L. de C.V., a Mexican corporation.
59	Invatection Insurance Company, a Vermont corporation.
60	Medbloc, Inc., a Delaware corporation.
61	Motion Concepts, L.P., an Ontario limited partnership.
62	Perpetual Motion Enterprises Limited, an Ontario corporation.
63	Scandinavian Mobility International ApS, a Danish company.

Note that all entities are direct or indirect wholly owned subsidiaries.